Exhibit 8.2

January 6, 2025

Athena Gold Corporation

2010 A Harbison Drive, #312,

Vacaville, CA, 95687

Re: Redomestication of Athena Gold Corporation in the Province of British Columbia, Canada

Ladies and Gentlemen:

We have acted as United States tax counsel to Athena Gold Corporation, a Delaware corporation (the "Company"), in connection with (i) the Continuation, as defined and described in the Proxy Statement, whereby the Company shall become a corporation organized under the Britisth Columbia Business Corporations Act, and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the “Registration Statement”), which includes the Proxy Statement, filed with the Securities and Exchange Commission. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Proxy Statement. At your request, and in connection with the filing of the Registration Statement, including the Proxy Statement contained therein, we are rendering our opinion concerning certain U.S. federal income tax matters.

In connection with this opinion, we have examined the Registration Statement, the Proxy Statement, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

For purposes of rendering this opinion, we have assumed, with your permission, that (i) the Continuation will be consummated in the manner described in the Registration Statement and the Proxy Statement, (ii) the statements concerning the Continuation set forth in the Registration Statement and the Proxy Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Continuation,

(iii) the factual statements and representations made by the Company in the Proxy Statement are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Continuation, and (iv) any representations made in the Proxy Statement “to the knowledge of”, based on the belief of the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Continuation, in each case without such qualification.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("Regulations"), and administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist as of the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A future material change in a source of law or interpretation thereof could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents a counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

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We express our opinion herein only as to those matters specifically set forth below and no opinion should be inferred as to the tax consequences of the Continuation under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation.

Based on and subject to the foregoing, we are of the opinion that, although the discussion set forth in the Proxy Statement under the headings "Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction" does not purport to discuss all possible U.S. federal income tax consequences of the Continuation, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax consequences of the Continuation, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the Continuation to any holder will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction" as applied to any particular holder.

We are furnishing this opinion in connection with the filing of the Proxy Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Proxy Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion letter to reflect any facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein, or any future changes in laws.

Very truly yours,

For

Polaris Tax Counsel

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